EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of Protection One, Inc.:

    As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K/A-2 of our report dated March 10, 2000 (except with respect to the matter discussed in Note 2, as to which the date is February 1, 2001), into the Company's previously filed Registration Statement File Numbers 033-83494, 033-99220, 033-95702, 033-97542, 333-02828, 333-02892, 333-20245, 333-24493, 333-50383, 333-64021, 333-77295, 333-30328 and 333-40158.

Arthur Andersen LLP
Kansas City, Missouri
February 1, 2001